EXHIBIT 32

STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350
AS REQUIRED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Deere & Company (the “Company”) on Form 10-Q for the period ending January 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 1, 2007	/s/ R. W. Lane	Chairman, President and Chief Executive Officer
R. W. Lane

March 1, 2007	/s/ M. J. Mack, Jr.	Senior Vice President and Chief Financial Officer
M. J. Mack, Jr.

A signed original of this written statement required by Section 906 has been provided to Deere & Company and will be retained by Deere & Company and furnished to the Securities and Exchange Commission or its staff upon request.

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